SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Federal	000-51369	83-0395247
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

95 Elm Street West Springfield, Massachusetts	01089
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:(413) 787-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry Into a Material Agreement

On October 17, 2007, United Mutual Holding Company, a Federal mutual holding company, United Financial Bancorp, Inc., a Federal corporation (“United Financial-Federal”), United Financial Bancorp, Inc., a Maryland corporation (“United Financial-Maryland”), and United Bank, a Federal savings bank, entered into an Agency Agreement dated as of October 12, 2007 with Keefe, Bruyette & Woods, Inc., pursuant to which, among other things, Keefe, Bruyette & Woods, Inc. will act as financial and marketing advisor in connection with the offering of common stock by United Financial-Maryland.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-144245) filed by United Financial-Maryland under the Securities Act of 1933, as amended, and a related prospectus dated October 12, 2007. For a description of the fees to be paid to Keefe, Bruyette & Woods, Inc. pursuant to the Agency Agreement, see “The Conversion—Plan of Distribution; Selling Agent Compensation” in the prospectus.

A copy of the Agency Agreement is attached as Exhibit 1 to this report. The terms of the Agency Agreement as described in this report are qualified by reference to the Agency Agreement.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit No.	Description
1	Agency Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

DATE: October 23, 2007	By:	/s/ Richard B. Collins
Richard B. Collins
President and Chief Executive Officer